      As filed with the Securities and Exchange Commission on May 16, 1995 Sequential page 1 of __. Exhibit Index located at sequential page __.
                         Registration Statement No. 33-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ----------------------

                         THE DAVEY TREE EXPERT COMPANY
             (Exact name of registrant as specified in its charter)

               OHIO                                          34-0176110
  (State or other jurisdiction of                         (I.R.S. employer
   incorporation or organization)                         identification no.)

                            1500 North Mantua Street
                                 P. O. Box 5193
                             Kent, Ohio  44240-5193
                    (Address of principal executive offices)


                         THE DAVEY TREE EXPERT COMPANY
                            1994 OMNIBUS STOCK PLAN
                            (Full title of the plan)

                            -----------------------

                                David E. Adante
              Executive Vice President and Chief Financial Officer
                         The Davey Tree Expert Company
                            1500 North Mantua Street
                                 P. O. Box 5193
                             Kent, Ohio  44240-5193
                                 (216) 673-9511
         (Name, address, and telephone number, including area code, of agent for service)

                            -----------------------



                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------

                                     Proposed       Proposed
   Title of                          maximum        maximum
  securities          Amount         offering      aggregate       Amount of
    to be             to be         price per       offering      registration
  registered        registered        share          price            fee
- --------------------------------------------------------------------------------
Common Shares     1,000,000 shs.    $24.38(1)    $24,380,000(1)   $8406.96(1)
 $1 par value
- --------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

                     The following documents, which are on file with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference: The Davey Tree Expert Company (the "Registrant") Annual Report on Form 10-K for the year ended December 31, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

                     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

                     William D. Ginn, a retired partner of Thompson, Hine and Flory, is a director of the Registrant.

Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

                     The Registrant's Regulations provide for the indemnification of present and former Directors and officers for expenses, judgments, fines, and amounts paid in settlement incurred by them by reason of the fact that they are or were Directors and officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant, subject to certain limitations. The Ohio General Corporation Law contains similar provisions regarding the indemnification of Directors and officers.

Item 8.       EXHIBITS

                     The Exhibits to the Registration Statement are listed in the Exhibit Index on page 6 of this Registration Statement.

Item 9.       UNDERTAKINGS

                     (a)      The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
       Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kent, State of Ohio, on the 16th day of May, 1995.

                                          DAVEY TREE EXPERT COMPANY


                                          By:   /s/  David E. Adante
                                             --------------------------------
                                             David E. Adante, Executive Vice
                                             President and Chief Financial
                                             Officer

                     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

                     R. Douglas Cowan, Chief Executive Officer and Director

                     David E. Adante, Chief Financial Officer

                     Bradley L. Comport, Corporate Controller

                     R. Cary Blair, Director
                     Richard E. Dunn, Director
                     William D. Ginn, Director
                     Eugene W. Haupt, Director
                     John W. Joy, Director
                     James H. Miller, Director
                     Thomas Murdough, Jr., Director
                     James H. Pohl, Director
                     J Maurice Struchen, Director

                     The undersigned, by signing his name hereto, executes this Form S-8 Registration Statement pursuant to Powers of Attorney executed by the above-named Officers and Directors of the Registrant and filed with the Securities and Exchange Commission.


By:  /s/  David E. Adante
   -----------------------
Date:  May 16, 1995

                           DAVEY TREE EXPERT COMPANY

                               INDEX TO EXHIBITS

EXHIBIT      DESCRIPTION                                                  SEQUENTIAL PAGE
- -------      -----------                                                  ---------------
                                                                          PAGE NO.
                                                                          ---------
 4(a)        1991 Amended Articles of Incorporation of the                N/A
             Registrant (incorporated herein by reference to
             Exhibit 3(a) to the Registrant's Annual Report on
             Form 10-K for the year ended December 31, 1991).

 4(b)        1991 Amended Regulations of the Registrant                   N/A
             (incorporated herein by reference to page 14 to the
             Registrant's definitive Proxy Statement for its 1991
             Annual Meeting of Shareholders and sequential page
             11 to the Registrant's Form 10-Q for the quarter
             ended June 29, 1991).

 5 Opinion of Thompson, Hine and Flory, as to the legality of Common Shares being registered

23(a)        Consent of Independent Auditors

23(b)        Consent of Thompson, Hine and Flory set forth in             N/A
             their opinion referenced as Exhibit 5(a)

24(a)        Power of Attorney of Directors

24(b)        Power of Attorney of Officers